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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-28248 of Merrill Lynch Developing Capital Markets Fund, Inc. (the "Fund") on Form N-1A of our report dated August 8, 2003 appearing in the June 30, 2003 Annual Report of the Fund, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 3, 2003